UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective December 16, 2020, Amy Schulman resigned from the board of directors (the “Board”) of Cyclerion Therapeutics, Inc. (the “Company”). Ms. Schulman did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On December 16, 2020, William I. Huyett, the Company’s Chief Financial Officer, resigned from his full-time service to the Company, effective December 31, 2020, to serve the Company in a new capacity. Effective January 1, 2021, Mr. Huyett will be employed on a part-time basis as a strategic advisor to the Company. For his services, Mr. Huyett will be paid a base salary of $90,000 per year and receive an award of 50,000 stock options under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”), which options shall be granted on January 4, 2021, have an exercise price equal to the fair market value of the Company’s stock on that date, vest as to one-twelfth thereof on the last day of each month in 2021 (subject to Mr. Huyett remaining in employment on such last day), and have a term of ten years.

On December 16, 2020, the Company appointed Anjeza Gjino, the Company’s current Vice President, Finance and Corporate Secretary, to be the Company’s Chief Financial Officer, effective January 1, 2021, while continuing in her role as Corporate Secretary. For her services as such, Ms. Gjino will be paid a base salary of $390,000 per year and will be eligible for an annual bonus amount of 40% of base salary at the target-level.

Ms. Gjino has been the Vice President, Finance of the Company since inception and also became Corporate Secretary in December 2019. From November 2012 until joining the Company, Ms. Gjino held various positions at Ironwood Pharmaceuticals, Inc. (“Ironwood”), the Company’s publicly-traded predecessor in the pharmaceutical industry. Ms. Gjino’s positions at Ironwood included, most recently from February 2018, as Senior Director, Strategy and Corporate Performance, and, prior thereto from September 2015, as Director, Financial Planning and Analysis. Prior to joining Ironwood, Ms. Gjino held other finance positions in the healthcare industry, including most recently at PerkinElmer. Ms. Gjino holds an M.B.A from the Massachusetts Institute of Technology and a B.S in corporate finance from Bentley University.

On December 16, 2020, the Company appointed Cheryl Gault, the Company’s current Vice President, Strategy and Corporate Development, to be the Company’s Chief Operating Officer, effective January 1, 2021. For her services as such, Ms. Gault will be paid a base salary of $395,000 per year and will be eligible for an annual bonus amount of 40% of base salary at the target-level. Ms. Gault obtained her B.A. in marketing from Boston College.

Ms. Gault joined the Company upon inception, originally as Vice President, Head of Strategy and, since May 2020, as Senior Vice President, Strategy & Corporate Development. Immediately prior thereto, Ms. Gault held various positions at Ironwood. Ms. Gault’s positions at Ironwood included, most recently from February 2017, as Vice President, Commercial Strategy & New Product Planning, and, prior thereto from February 2011, in various new product planning and brand positions.

As previously disclosed, effective January 1, 2021, Dr. Mark Currie will be a senior advisor to the Company on a consulting basis. For his services, Dr. Currie will be paid consulting fees in the amount of $180,000 per year and receive an award of 350,000 stock options under the 2019 Plan, which options shall be granted on January 4, 2021, have an exercise price equal to the fair market value of the Company’s stock on that date, and vest as to (i) 50,000 such options upon the date of an achievement of a U.S. intellectual property milestone for the first CNS-penetrant sGC stimulator if such achievement occurs prior to the fifth anniversary of the grant date, and (ii) 300,000 of such options upon the date of the first U.S. approval of a CNS sGC stimulator discovered during Dr. Currie’s tenure if such date occurs prior to the tenth anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: December 21, 2020	By:	/s/ William I. Huyett
		Name:	William I. Huyett
		Title:	Chief Financial Officer

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